AMENDED AND RESTATED 1997 INCENTIVE STOCK OPTION PLAN OF VINEYARD NATIONAL BANCORP

Notice Of Stock Option Grant

You have been granted the following option to purchase Common Stock of Vineyard National Bancorp (the “Company”):

Name of Optionee:

Total Number of Shares Granted:

Type of Option:

Exercise Price Per Share:

Date of Grant:

Vesting Commencement Date:	Date of Grant
Vesting Schedule:
One-fourth (1/4) of the total number of Shares underlying the Optionshall vest and be exercisable as of the Date of Grant and an additional one-fourth (1/4) of the total number of Shares underlying the Option shall vest and become exercisable on each anniversary date of the Date of Grant so that all of the Shares underlying the Option are vested and exercisable on the third (3rd) anniversary date of the Date of Grant.

Expiration Date:	Tenth (10th) anniversary date of the Date of Grant.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Amended and Restated 1997 Incentive Stock Option Plan of Vineyard National Bancorp and the Stock Option Agreement, both of which are attached to and made a part of this document. Optionee hereby represents that both the option and any shares acquired upon exercise of the option have been or will be acquired for investment for his own account and not with a view to or for sale in connection with any distribution or resale of the security.

Optionee:	Vineyard National Bancorp
By:________________________________ Name:_____________________________	By:________________________________ Its:________________________________